EXHIBIT 99.1

Monster Worldwide Reports Second Quarter and Six Months 2008 Results

Revenue Increases 9% to $354 Million; Operating Efficiencies Drive Year Over Year Non-GAAP Operating Margin Expansion to 22.1%

Diluted Earnings Per Share From Continuing Operations of $0.15, Impacted by $47 million of Pro Forma Expenses

Significant Progress Made Towards Resolution of Class Action and Derivative Lawsuits Relating to Historical Stock Option Grant Practices

Non-GAAP Diluted Earnings Per Share From Continuing Operations Increases to $0.40 From $0.32 in Prior Period

Careers International Revenue Grows 34% as Non-GAAP Operating Margin More Than Doubles, Reaching 21.3%

Cash Flow From Operations of $71 Million

Company Enhances Search and Match Technology With Strategic Acquisition

 New York, July 31, 2008— Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the second quarter ended June 30, 2008.

Second Quarter Results

Total revenue grew 9% to $354 million, from $324 million in the comparable quarter of 2007.  Consolidated revenue excludes any revenue contribution from the Tickle business, which was recorded as a discontinued operation in the second quarter.   Excluding the impact of foreign exchange rates, total revenue grew 4% over the prior year period.

Monster Careers revenue increased 10% to $321 million, compared with $291 million in last year’s second quarter.  Careers International revenue, which now accounts for 44% of consolidated revenue, grew 34% over the prior year period, or 23% excluding the

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benefits of currency, to $157 million.  North American Careers revenue was $164 million compared with $174 million in last year’s second quarter.   Internet Advertising & Fees revenue was $33 million, up slightly over last year’s comparable quarter.  Historical results of the Internet Advertising & Fees segment have been restated for all periods to reflect the wind-down of Tickle.

Monster Worldwide’s deferred revenue balance at June 30, 2008 grew 4% to $470 million over last year’s second quarter balance of $452 million.  Excluding the effect of foreign currency benefits, deferred revenue was flat compared to the prior year period.

Consolidated operating expenses were $323 million and income from continuing operations was $19 million, or $0.15 per diluted share in the second quarter of 2008, compared to $29 million or $0.22 per diluted share in the comparable 2007 period.  The effect of foreign exchange rates benefited consolidated operating income by approximately $4 million, compared to approximately $0.5 million in the second quarter of 2007.

Included in operating results is $47 million of pre-tax, pro forma expenses, or $0.25 per diluted share.  The Company recorded $44 million related to its historical stock option grant practices, of which the great majority is associated with the proposed settlements of outstanding lawsuits against the Company, as described below.  The Company also incurred $3 million of costs related to its restructuring plan.  These pro forma adjustments are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the nearest GAAP measure in the accompanying tables.   Excluding these costs, consolidated operating expenses were $276 million and income from continuing operations in the second quarter of 2008 was $49 million, or $0.40 per diluted share, compared to $43 million, or $0.32 per diluted share, in the prior year.

At June 30, 2008, the Company had $533 million of cash, cash equivalents and available for sale securities compared with $499 million at March 31, 2008.  Approximately $99 million of auction rate securities are classified as a long-term asset on the consolidated balance sheet, and are included in the cash and securities balance as of June 30, 2008.

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Cash generated from operating activities was $71 million in the second quarter of 2008 compared to $53 million generated in the prior year period.  Capital expenditures were $30 million and increased 91% over the prior year period, reflecting the Company’s increased investments in technology and infrastructure.

Sal Iannuzzi, Chairman, President and Chief Executive Officer of Monster Worldwide, said, “Despite lower demand due to the economic slowdown, we were pleased with the margin expansion and strong earnings growth posted in the second quarter.  During the quarter, we devoted significant resources and made substantial progress in the areas of product innovation, customer service initiatives and sales force expansion to enhance our industry leading global position.  At the same time, we accomplished a key corporate objective by slowing the growth rate of Non-GAAP operating expenses, and bringing costs in line with revenue.”

Legal Settlements

In a separate news release today, the Company announced that on July 30, 2008, it entered into a Memorandum of Understanding with the class action representative and the individual defendants setting forth the settlement terms of the shareholder securities class action pending in the United States District Court for the Southern District of New York relating to the Company’s historical stock option granting practices.  The Memorandum of Understanding provides for a settlement of the shareholder securities class action at a net cost to the Company of approximately $25 million.  The parties will enter into a formal Settlement Agreement incorporating the terms of the Memorandum of Understanding in the near future and thereafter seek Court approval.

Additionally, the Company announced that on July 28, 2008, the New York State Supreme Court gave preliminary approval to the settlement of the New York State and Federal court derivative lawsuits, the terms of which were previously announced. A final hearing to approve the settlement will be held on October 2, 2008.  Commenting on these legal settlements, Mr. Iannuzzi added, “We are extremely gratified by these

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developments, look forward to the resolution of the remaining actions relating to the Company’s historical stock option granting practices as quickly as possible and are eager to focus our energies on the continued evolution of the Company.”

Trovix, Inc. Acquisition

Additionally, the Company announced separately that it has acquired Trovix, Inc., a leading provider of employment products and services using intelligent search technologies, for $72.5 million in cash.  The implementation of Trovix’s technology will enable Monster to provide employers and job seekers with innovative search capabilities that will simplify the recruiting process by providing highly relevant and targeted matches.

Six Months Results

Monster Worldwide reported total revenue of $721 million for the six months ended June 30, 2008 compared to $646 million in the comparable period last year, a 12% increase, or 7% before the benefit of foreign exchange rates. Monster Careers revenue grew 13% to $658 million compared with $582 million in the 2007 period. Internet Advertising & Fees reported revenue of $63 million, a decrease of 2% over the prior year period. The Company reported income from continuing operations of $42 million, or $0.35 per diluted share, compared to $70 million or $0.53 per diluted share in the prior year period.

Mr. Iannuzzi concluded, “We anticipate that we will continue to operate in a difficult environment in the near-term.  However, we are committed to investing in critical areas that will provide a superior job seeker experience, and deliver the best products and services to our employers.  We are increasingly optimistic about our long-term growth prospects and believe that our ongoing investments and recent developments with respect to the resolution of some of our key outstanding litigation will benefit our customers, shareholders and associates now and in the future.”

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Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://corporate.monster.com/Q208.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

Conference Call Information

Second quarter 2008 results will be discussed on Monster Worldwide’s quarterly conference call taking place on July 31, 2008 at 5:00 PM EDT.  To join the conference call, please dial (888) 551-5973 at 4:50 PM EDT and reference conference ID# 54799235.  For those outside the United States, please dial (706) 643-3467 and reference the same conference ID#.  The call will begin promptly at 5:00 PM EDT.  Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at http://ir.monster.com.  For a replay of the call, please dial (800) 642-1687 or outside the United States dial (706) 645-9291 and reference ID #54799235.  This number is valid until midnight on August 6, 2008.

Contacts

Investors: Robert Jones, (212) 351-7032, Robert.Jones@monsterworldwide.com

Media:  Steve Sylven, (978) 461-8503, Steve.Sylven@monster.com

About Monster Worldwide

Monster Worldwide, Inc. (NASDAQ: MNST), parent company of Monster®, the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, and Asia, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 Index and the NASDAQ 100. To learn more about Monster’s industry-leading products and services, visit www.monster.com.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

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Non-GAAP operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: ongoing costs associated with the stock option investigations, related litigation and potential fines or settlements; severance costs for former executive officers incurred in the second quarter of 2007; costs related to the measures taken by the Company in response to a security breach in August 2007; and the strategic restructuring actions initiated in the third quarter of 2007.  The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance.  OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Special Note:  Except for historical information contained herein, the statements made in this release, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, ongoing costs associated with the stock option investigations and lawsuits, costs associated with the restructuring and security breach, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

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MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue	$354,294	$323,985	$720,766	$645,815

Salaries and related	135,879	144,955	276,327	266,319
Office and general	75,358	62,619	149,257	130,623
Marketing and promotion	68,976	73,568	180,830	146,077
Provision for legal settlements, net	40,100	—	40,100	—
Restructuring and other special charges	2,732	—	9,659	—
Total operating expenses	323,045	281,142	656,173	543,019

Operating income	31,249	42,843	64,593	102,796

Interest and other, net	3,057	6,903	10,440	12,316

Income from continuing operations before income taxes and equity interests	34,306	49,746	75,033	115,112

Income taxes	12,153	17,587	27,296	40,677
Loss in equity interests, net	(3,592)	(2,966)	(5,414)	(4,386)

Income from continuing operations	18,561	29,193	42,323	70,049

Income (loss) from discontinued operations, net of tax	12,269	(577)	11,098	(1,951)

Net income	$30,830	$28,616	$53,421	$68,098

Basic earnings per share:

Income from continuing operations	$0.15	$0.22	$0.35	$0.54
Income (loss) from discontinued operations, net of tax	0.10	—	0.09	(0.01)
Basic earnings per share*	$0.26	$0.22	$0.44	$0.52

Diluted earnings per share:

Income from continuing operations	$0.15	$0.22	$0.35	$0.53
Income (loss) from discontinued operations, net of tax	0.10	—	0.09	(0.01)
Diluted earnings per share*	$0.25	$0.21	$0.44	$0.51

*Earnings per share may not add in certain periods due to rounding.

Weighted average shares outstanding:

Basic	120,885	130,542	121,798	130,268

Diluted	121,541	133,121	122,552	133,324

Operating income before depreciation and amortization:

Operating income	$31,249	$42,843	$64,593	$102,796
Depreciation and amortization of intangibles	13,604	10,763	25,793	20,017
Amortization of stock based compensation	8,533	17,116	13,866	21,478
Restructuring non-cash expenses	923	—	3,009	—

Operating income before depreciation and amortization	$54,309	$70,722	$107,261	$144,291

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows provided by operating activities:
Net income	$53,421	$68,098
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(11,098)	1,951
Depreciation and amortization of intangibles	25,793	20,017
Provision for legal settlements, net	40,100	—
Provision for doubtful accounts	6,771	5,113
Non-cash compensation	15,028	21,478
Deferred income taxes	(19,582)	(5,505)
Loss (gain) on disposal of assets	2,085	(572)
Loss in equity interests and other	5,414	4,386
Changes in assets and liabilities, net of business combinations:
Accounts receivable	82,660	20,366
Prepaid and other	19,098	(4,204)
Deferred revenue	(53,923)	8,051
Accounts payable, accrued liabilities and other	(13,597)	(1,787)
Net cash used for operating activities of discontinued operations	(3,129)	(5,232)
Total adjustments	95,620	64,062
Net cash provided by operating activities	149,041	132,160

Cash flows provided by (used for) investing activities:
Capital expenditures	(50,213)	(36,964)
Purchase of marketable securities	(156,882)	(682,586)
Sales and maturities of marketable securities	436,305	589,565
Payments for acquisitions and intangible assets, net of cash acquired	(61,567)	(1,806)
Cash funded to equity investee	(5,000)	(4,100)
Dividends received from unconsolidated investee	1,011	—
Net cash used for investing activities of discontinued operations	—	(250)
Net cash provided by (used for) investing activities	163,654	(136,141)

Cash flows (used for) provided by financing activities:
Repurchase of common stock	(86,327)	(10,042)
Proceeds from exercise of employee stock options	1,046	53,401
Excess tax benefits from equity compensation plans	120	12,343
Payments on debt obligations	(147)	—
Payments on acquisition debt	—	(21,862)
Net cash (used for) provided by financing activities	(85,308)	33,840

Effects of exchange rates on cash	8,323	2,000

Net increase in cash and cash equivalents	235,710	31,859
Cash and cash equivalents, beginning of period	129,744	58,680
Cash and cash equivalents, end of period	$365,454	$90,539

Free cash flow:

Net cash provided by operating activities	$149,041	$132,160
Less: Capital expenditures	(50,213)	(36,964)
Free cash flow	$98,828	$95,196

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2008	December 31, 2007

Assets:

Cash and cash equivalents	$365,454	$129,744
Available-for-sale securities, current	68,579	448,703
Accounts receivable, net	410,427	499,854
Available-for-sale securities, non - current	99,330	—
Property and equipment, net	149,048	123,397
Goodwill and intangibles, net	722,857	650,685
Other assets	236,014	210,696
Total assets of discontinued operations	—	14,731
Total assets	$2,051,709	$2,077,810

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other	$321,077	$304,146
Deferred revenue	470,408	524,331
Non-current income taxes payable	119,360	111,108
Other liabilities	17,323	17,033
Debt	268	415
Total liabilities of discontinued operations	—	4,276
Total liabilities	928,436	961,309

Stockholders’ equity	1,123,273	1,116,501

Total liabilities and stockholders’ equity	$2,051,709	$2,077,810

MONSTER WORLDWIDE, INC.

UNAUDITED OPERATING SEGMENT INFORMATION

(in thousands)

Three Months Ended June 30, 2008	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$164,280	$156,673	$33,341		$354,294
Operating income	58,409	31,916	4,656	$(63,732)	31,249
OIBDA	67,636	40,361	7,508	(61,196)	54,309

Operating margin	35.6%	20.4%	14.0%		8.8%
OIBDA margin	41.2%	25.8%	22.5%		15.3%

Three Months Ended June 30, 2007	Careers -North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$174,481	$116,845	$32,659		$323,985
Operating income	54,579	12,055	5,679	$(29,470)	42,843
OIBDA	60,845	17,362	7,438	(14,923)	70,722

Operating margin	31.3%	10.3%	17.4%		13.2%
OIBDA margin	34.9%	14.9%	22.8%		21.8%

Six Months Ended June 30, 2008	Careers - North America	Careers -International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$347,818	$309,945	$63,003		$720,766
Operating income	98,110	41,559	3,225	$(78,301)	64,593
OIBDA	115,238	57,023	8,300	(73,300)	107,261

Operating margin	28.2%	13.4%	5.1%		9.0%
OIBDA margin	33.1%	18.4%	13.2%		14.9%

Six Months Ended June 30, 2007	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$358,498	$223,051	$64,266		$645,815
Operating income	120,457	20,016	11,741	$(49,418)	102,796
OIBDA	131,995	29,956	14,908	(32,568)	144,291

Operating margin	33.6%	9.0%	18.3%		15.9%
OIBDA margin	36.8%	13.4%	23.2%		22.3%

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	For the Three Months Ended June 30, 2008				For the Three Months Ended June 30, 2007
	As Reported	Proforma Adjustments		Non-GAAP	As Reported	Proforma Adjustments		Non-GAAP

Revenue	$354,294	—		$354,294	$323,985	—		$323,985

Salaries and related	135,879	—		135,879	144,955	(16,142	)(a)	128,813
Office and general	75,358	(4,256	)(a)	71,102	62,619	(5,000	)(a)	57,619
Marketing and promotion	68,976	—		68,976	73,568	—		73,568
Provision for legal settlements, net	40,100	(40,100	)(b)	—	—	—		—
Restructuring and other special charges	2,732	(2,732	)(c)	—	—	—		—
Total operating expenses	323,045	(47,088)		275,957	281,142	(21,142)		260,000
Operating income	31,249	47,088		78,337	42,843	21,142		63,985
Operating margin	8.8%			22.1%	13.2%			19.7%

Interest and other, net	3,057	—		3,057	6,903	—		6,903

Income from continuing operations before income taxes and equity interests	34,306	47,088		81,394	49,746	21,142		70,888

Income taxes	12,153	16,681	(d)	28,834	17,587	7,474	(d)	25,061
Losses in equity interests, net	(3,592)	—		(3,592)	(2,966)			(2,966)
Income from continuing operations	$18,561	$30,407		$48,968	$29,193	$13,668		$42,861

Diluted earnings per share from continuing operations	$0.15	$0.25		$0.40	$0.22	$0.10		$0.32

Weighted average shares outstanding:
Diluted	121,541	121,541		121,541	133,121	133,121		133,121

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
	As Reported	Proforma Adjustments		Non-GAAP	As Reported	Proforma Adjustments		Non-GAAP

Revenue	$720,766	—		$720,766	$645,815	—		$645,815

Salaries and related	276,327	93	(a)	276,420	266,319	(16,142	)(a)	250,177
Office and general	149,257	(7,783	)(a)	141,474	130,623	(14,827	)(a)	115,796
Marketing and promotion	180,830	—		180,830	146,077	—		146,077
Provision for legal settlements, net	40,100	(40,100	)(b)	—	—	—		—
Restructuring and other special charges	9,659	(9,659	)(c)	—	—	—		—
Total operating expenses	656,173	(57,449)		598,724	543,019	(30,969)		512,050
Operating income	64,593	57,449		122,042	102,796	30,969		133,765
Operating margin	9.0%			16.9%	15.9%			20.7%

Interest and other, net	10,440	—		10,440	12,316	—		12,316

Income from continuing operations before income taxes and equity interests	75,033	57,449		132,482	115,112	30,969		146,081

Income taxes	27,296	20,899	(d)	48,195	40,677	10,943	(d)	51,620
Losses in equity interests, net	(5,414)	—		(5,414)	(4,386)	—		(4,386)
Income from continuing operations	$42,323	$36,550		$78,873	$70,049	$20,026		$90,075

Diluted earnings per share from continuing operations *	$0.35	$0.30		$0.64	$0.53	$0.15		$0.68

Weighted average shares outstanding:
Diluted	122,552	122,552		122,552	133,324	133,324		133,324

Note Regarding ProForma Adjustments:

ProForma adjustments consist of the following:
(a)

Costs associated with the ongoing investigation into the Company’s historical stock option granting practices, and costs associated with the remediation of a security breach related to the Company’s resume database in August 2007.

(b) Provision for costs associated with the proposed and anticipated legal settlements related to the stock option litigation, net of recoveries.

(c)

Restructuring related charges pertain to the strategic restructuring actions that the Company announced on July 30, 2007. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

(d)

Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interest.

*Diluted earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

Three Months Ended June 30, 2008	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$164,280	$156,673	$33,341		$354,294
Operating income - GAAP	$58,409	$31,916	$4,656	$(63,732)	$31,249
Proforma Adjustments	926	1,400	338	44,424	47,088
Operating income - Non GAAP	$59,335	$33,316	$4,994	$(19,308)	$78,337

Operating margin - GAAP	35.6%	20.4%	14.0%		8.8%
Operating margin - Non GAAP	36.1%	21.3%	15.0%		22.1%

Three Months Ended June 30, 2007	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$174,481	$116,845	$32,659		$323,985
Operating income - GAAP	$54,579	$12,055	$5,679	$(29,470)	$42,843
Proforma Adjustments	450	—	—	20,692	21,142
Operating income - Non GAAP	$55,029	$12,055	$5,679	$(8,778)	$63,985

Operating margin - GAAP	31.3%	10.3%	17.4%		13.2%
Operating margin - Non GAAP	31.5%	10.3%	17.4%		19.7%

Six Months Ended June 30, 2008	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$347,818	$309,945	$63,003		$720,766
Operating income - GAAP	$98,110	$41,559	$3,225	$(78,301)	$64,593
Proforma Adjustments	4,180	4,702	1,160	47,407	57,449
Operating income - Non GAAP	$102,290	$46,261	$4,385	$(30,894)	$122,042

Operating margin - GAAP	28.2%	13.4%	5.1%		9.0%
Operating margin - Non GAAP	29.4%	14.9%	7.0%		16.9%

Six Months Ended June 30, 2007	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total

Revenue	$358,498	$223,051	$64,266		$645,815
Operating income - GAAP	$120,457	$20,016	$11,741	$(49,418)	$102,796
Proforma Adjustments	450	—	—	30,519	30,969
Operating income - Non GAAP	$120,907	$20,016	$11,741	$(18,899)	$133,765

Operating margin - GAAP	33.6%	9.0%	18.3%		15.9%
Operating margin - Non GAAP	33.7%	9.0%	18.3%		20.7%